UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 26, 2017, Real Goods Solar, Inc. (the “Company”) issued a press release announcing certain preliminary, unaudited results for its fourth quarter ended December 31, 2016 and a business update. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 are being furnished by the Company pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

On January 25, 2017 at 11:59 pm Eastern Time, the Company consummated a reverse stock split of all outstanding shares of the Company’s Class A common stock, par value $0.0001, at a ratio of one-for-thirty, whereby thirty shares of Class A common stock were combined into one share of Class A common stock. The Company did not decrease its authorized shares of capital stock in connection with the reverse stock split. Immediately following the reverse stock split, there were approximately 1,199,984 shares (not including whole shares to be issued in lieu of fractional shares of non-record holders) of the Company’s Class A common stock issued and outstanding. The new CUSIP number for the Class A common stock is 75601N 500.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on January 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer

Date: January 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on January 26, 2017